Exhibit 13.2

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Financial Officer of Orion Digital Corp. certifies that, to the best of his knowledge and belief, the annual report on Form 20-F for the fiscal year ended December 31, 2025, which accompanies this certification,

(a)
fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(b)
the information contained in the annual report on Form 20-F for the fiscal year ended December 31, 2025 fairly presents, in all material respects, the financial condition and results of operations of Orion Digital Corp. at the dates and for the periods indicated.

The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: April 30, 2026

By: /s/ Gregory Feller_____________________

Gregory Feller

Chief Financial Officer

(principal financial officer)